UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

PAYCOR HCM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40640	83-1813909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 Montgomery Road Cincinnati, Ohio	45212
(Address of principal executive offices)	(Zip Code)

(800) 381-0053

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PYCR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2022, effective immediately following the adjournment of the Annual Meeting (as defined in Item 5.07 below), the Board of Directors (the “Board”) of Paycor HCM, Inc. (the “Company”) appointed Jeremy Rishel to the board of directors. Mr. Rishel will serve as a Class II director until the Company’s second annual meeting of stockholders to be held in 2023, and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. At this time, Mr. Rishel has not been appointed to serve on any committees of the Board.

The Company is not aware of any related party transactions or relationships between Mr. Rishel and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Rishel was designated as a director pursuant to the Director Nomination Agreement, dated July 23, 2021, by and between the Company and Pride Aggregator, L.P. There are no other arrangements or understandings between Mr. Rishel and any other person pursuant to which Mr. Rishel was selected as a director of the Company.

Mr. Rishel will receive compensation and benefits in connection with his service as a director under the Company’s non-employee director compensation policy, previously approved by the Compensation and Benefits Committee of the Board on January 27, 2021. Consistent with that policy, Mr. Rishel will receive an equity award, effective as of October 26, 2022, in the form of $170,000 in restricted stock units which will vest in full on October 1, 2023 (to coincide with the vesting date of the annual equity grants made to the Company’s other eligible non-employee directors), subject to Mr. Rishel’s continued service through such date. The Company has also entered into its standard indemnification agreement with Mr. Rishel, the form of which is filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2022.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 26, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the final voting results for each proposal submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal No. 1: Election of directors.

The Company’s stockholders elected the following nominees for director to serve as Class I directors for a term expiring at the Company’s 2025 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Whitney Bouck	162,461,364	9,764,707	1,704,851
Scott Miller	162,446,133	9,779,938	1,704,851
Jason Wright	153,400,483	18,825,588	1,704,851

Proposal No. 2: Proposal to ratify of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023 was ratified by the Company’s stockholders.

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
173,559,293	371,373	256	—

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release of Paycor HCM, Inc., dated October 28, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOR HCM, INC.

Date: October 28, 2022	By:	/s/ Alice Geene

	Name:	Alice Geene
	Title:	Chief Legal Officer and Secretary